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                                   EXHIBIT 11
                   HILTON HOTELS CORPORATION AND SUBSIDIARIES
                       COMPUTATION OF PER SHARE EARNINGS

     Net income per share is based on net income divided by the total of the weighted average number of common shares outstanding during the year, plus the equivalent shares relating to the assumed exercise of stock options. The calculation of common shares is as follows:

                                                                1993         1992         1991
                                                             ----------   ----------   ----------
Shares outstanding January 1...............................  47,677,922   47,549,892   47,471,399
Stock option -- weighted average exercises.................      14,078       10,923        6,795
Outstanding when market price exceeds exercise price at end
  of periods...............................................     999,033    1,055,849    1,161,899
Less shares assumed purchased with proceeds................    (709,285)    (736,744)    (859,271)
                                                             ----------   ----------   ----------
COMMON AND COMMON EQUIVALENT SHARES........................  47,981,748   47,879,920   47,780,822
                                                             ----------   ----------   ----------
                                                             ----------   ----------   ----------
Net income (in millions)...................................      $106.1        103.9         84.3
                                                             ----------   ----------   ----------
                                                             ----------   ----------   ----------
Earnings per share.........................................       $2.21         2.17         1.76
                                                             ----------   ----------   ----------
                                                             ----------   ----------   ----------